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EXHIBIT 99.2

Aquila, Inc.

        Excerpt from Common Stock Preliminary Prospectus Supplement dated June 19, 2002.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the documents incorporated by reference into this prospectus supplement contain forward-looking information. These statements involve risks and uncertainties, and there are certain important factors that can cause actual results to differ materially from those anticipated. We generally intend the words "may," "will," "should," "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," "continue," or the negative of these terms or similar expressions to identify forward-looking statements. Similarly, statements that describe our objectives, plans and goals may be forward-looking statements. Some of the important factors that could cause actual results or liquidity to differ materially from those anticipated include:

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  Both our Global Networks Group and Merchant Services businesses are weather-sensitive. Weather can affect our results significantly to the extent that temperatures differ from normal.

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  We are exposed to market risk, which may cause us to incur losses from our Wholesale Services operations.

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  We may not be able to efficiently operate our business if we are unable to access or generate capital at competitive rates.

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  The timing and extent of changes in interest rates could affect our financial results.

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  We may not be able to obtain attractive prices for planned asset sales or successfully integrate acquired businesses into our operations.

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  The volatility of natural gas and electricity prices can significantly affect the earnings contribution from Merchant Services.

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  The pace of well connections to our gas gathering system can affect the earnings contribution from the Capacity Services segment of Merchant Services.

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  The pace and degree of regulatory changes in the U.S. and abroad can affect current and future business opportunities and the intensity of competition.

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  The value of the U.S. dollar relative to the Canadian dollar, Australian dollar, New Zealand dollar and British pound can affect financial results from our foreign operations.

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  The inability to pass through increased fuel and purchased power costs to our customers in certain regulatory jurisdictions may affect the results of operations of our Global Networks Group.

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  The modification of regulations or historical practices in those jurisdictions in which we rely upon our ability to recover costs from customers could adversely affect our earnings.

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  The result of rate proceedings will affect future earnings of our Global Networks Group.

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  The construction of communications fiber optic networks and start-up operations of our communication business will have a negative effect on cash flows and earnings over the near term.

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  Current declines in the fair value of certain investments may become other than temporary.

        The forward-looking statements contained in this prospectus supplement and the documents incorporated by reference into this prospectus supplement are intended to qualify for the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. See "Risk Factors" for other risks and uncertainties related to this offering.

Our Strategy

        Our strategy is to manage our balanced, integrated platform of regulated businesses and physical asset positions in order to maximize shareholder value. We believe our Global Networks Group and Merchant Services businesses are supported by quality assets and a strong balance sheet. We intend to optimize the performance of these businesses, and to use the stable and predictable cash flows from our Global Networks Group and Capacity Services operations to fund longer-term future growth opportunities.

        In the near term, we intend to focus on the following areas:

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  Increase revenues and earnings by: (i) improving the efficiency of our regulated businesses; (ii) optimizing our physical asset positions by leveraging our market knowledge; and (iii) continuing to wholesale energy services.

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  Reduce costs by realigning our Global Networks Group and Merchant Services, which includes: (i) substantially reducing our workforce; (ii) eliminating redundancies, inefficiencies and other costs; and (iii) linking our long-term executive incentive plan to the achievement of improved credit ratings as well as the creation of shareholder value.

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  Divest selected assets and apply the proceeds to reduce debt balances. We are currently planning the sale of up to $1 billion of assets.

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  Integrate our recently completed Midlands acquisition and pending acquisition of Cogentrix Energy, Inc. We intend to maximize the profitability of these acquisitions through process improvement and revenue optimization, which includes: (i) transferring best practice operating models across businesses; (ii) streamlining existing operations; (iii) eliminating certain costs; and (iv) identifying opportunities for revenue enhancement.

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  Continue to implement measures designed to strengthen our credit rating to ensure the successful execution of our strategy. We discuss below, under "Recent Developments," additional actions we are taking as part of our near-term strategy to further strengthen our financial position.

        In light of the increasing capital requirements necessary to operate a large energy trading business, we are scaling back our trading operations. In the future, we intend to limit trading activity to trading around our physical assets.

Recent Developments

        Announcement Regarding Trading Operations, Earnings and Dividends.    On June 17, 2002, we announced that we were substantially reducing our energy trading business in response to the high cost of capital to operate that business and our committment to maintaining and improving our credit ratings. We also announced revised full year operating earnings guidance for 2002 of $1.30-$1.40 per share and that our Board of Directors expects to reduce the annual common dividend from $1.20 to $.70 per share. The revised earnings guidance and dividend policy are a result of the anticipated loss of earnings from our scaled back Commodity Services and Origination Services businesses, the dilution from the issuance of shares in this offering, and higher interest costs associated with refinancing existing debt and the issuance of senior notes substantially concurrent with this offering. Our operating earnings guidance does not include non-recurring items, such as the restructuring charge associated with the reduction of our workforce (estimated to be $55 million), other restructuring charges, and any impairment charges associated with the adoption of SFAS No. 142 by us or Quanta Services, Inc.

        Plan to Enhance Revenue and to Reduce Debt and Expenses.    In response to industry-wide credit concerns, we have implemented a plan aimed at increasing our earnings before interest, taxes, depreciation and amortization by at least $100 million on an annual basis through revenue enhancements and reduced expenses. Steps to implement our plan have recently included: (a) realigning our Domestic Networks Group and Merchant Services, resulting in a substantial reduction of employees; (b) suspending our executive leadership long-term incentive compensation plan until we achieve at least a "BBB/Baa2" credit rating from the major rating agencies; and (c) eliminating other corporate-based overhead. With these steps we have already identified and secured more than $100 million in cost savings. We also intend to sell selected assets to raise cash totaling up to $1 billion to reduce debt balances and lower operating costs. Additionally, we will cease all acquisition activity for the next 12 to 18 months, excepting only the consummation of our Cogentrix acquisition.

        Change of Auditors.    On May 21, 2002, we announced that we had dismissed Arthur Andersen LLP as our independent accountants and retained KPMG, LLP as our independent accountants.

        Resolution of Quanta Dispute.    On May 20, 2002, we reached an agreement with Quanta that we believe will enhance our ability to monetize our investment in Quanta. As a part of this settlement, we will have three seats on Quantra's 10-member board of directors and can designate one of four independent directors. We have also agreed not to purchase additional Quanta shares on the open market.

        Acquisition of Midlands.    On May 8, 2002, we closed on our purchase from FirstEnergy Corp. of a 79.9% interest in Midlands Electricity plc, a United Kingdom electricity network. The price of this acquisition was approximately $264 million. The purchase price consists of an initial payment of $150 million financed through an acquisition facility, and six annual payments of $19 million. Midlands is the fourth-largest regional electricity company in the United Kingdom, serving approximately 2.3 million customers through a 38,000-mile distribution network. Midlands also owns 886 megawatts of net generating capacity in the United Kingdom and two other countries. As a result of this purchase, we will also provide management and operating services to Midlands in exchange for a management fee. In connection with the acquisition, FirstEnergy has substantive participating and protective rights as the minority partner. As such, we will account for this acquisition using the equity method of accounting. FirstEnergy has the right to sell its interest in Midlands to us under certain conditions on the sixth anniversary of closing of the transaction.

        Pending Cogentrix Acquisition.    On April 30, 2002, we agreed to acquire privately held Cogentrix Energy, Inc., a leading independent power producer with 3,496 megawatts of net generation capacity after its sale of certain assets discussed below. The transaction includes a purchase price of $415 million for 100% of the common stock of Cogentrix, as well as the assumption of $355 million of recourse debt and an estimated $770 million of non-recourse project-level debt. The purchase price consists of an initial payment of $375 million at closing and a $20 million payment in each of 2004 and 2005. We intend to finance the initial payment of $375 million through a combination of proceeds received from this offering and our expected issuance of senior notes to be completed substantially concurrent with this offering. The acquisition is conditioned on, among other things, third party consents, Hart-Scott-Rodino clearance, approvals by the Federal Energy Regulatory Commission (FERC), and completion of the asset sale to General Electric Capital Corporation (GECC). We expect to close this transaction in 2002. Immediately prior to our acquisition of Cogentrix, GECC will acquire 1,026 net megawatts of Qualifying Facility power plant assets currently owned by Cogentrix in order for the plants to maintain their Qualifying Facility status under the Public Utility Regulatory Policy Act.

        Revolving Credit Agreement.    On April 12, 2002, we closed on a new revolving credit facility totaling $650 million that replaced a $400 million credit facility. The new credit facility consists of two $325 million agreements, one with a term of 364 days and the other with a term of three years.

        A detailed description of our businesses is included in the documents filed by us with the SEC, which we have incorporated by reference into this prospectus supplement. See "Where You Can Find More Information" beginning on page ii of the accompanying prospectus.

RISK FACTORS

        In deciding whether to purchase common stock in this offering, you should read carefully this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus. We consider the risks described below to be material to your decision whether or not to invest in our common stock at this time. There may be risks that you view in a different way than we do, and we may omit a risk that we consider immaterial, but you consider important. If any of the following risks occur, our business, financial condition or results of operations could be materially harmed. In that case, the value or trading price of our common stock could decline, and you may lose all or part of your investment. You should refer to "Forward-Looking Statements" for a discussion of additional important factors that could cause actual results to differ materially from those anticipated.

Our revenues and results of operations are subject to market risks that are beyond our control.

        We sell power from our generation facilities into the spot market or other competitive power markets or on a contractual basis. We also enter into contracts to purchase and sell electricity, natural gas and coal as part of our power marketing and energy trading operations. With respect to such transactions, we are not guaranteed any rate of return on our capital investments and our revenues and results of operations are likely to depend, in large part, upon prevailing market prices for power. These market prices may fluctuate substantially over relatively short periods of time.

        It is reasonable to expect that margins may erode as markets mature and that there may be diminished opportunities for gain should volatility in these markets decline. In addition, the Federal Energy Regulatory Commission (FERC), which has jurisdiction over wholesale power rates, as well as independent system operators that oversee some of these markets, may impose price limitations, bidding rules and other mechanisms to address some of the volatility in these markets. Fuel prices may also be volatile, and the price we can obtain for power sales may not change at the same rate as changes in fuel costs. These factors could reduce our margins and therefore diminish our revenues and results of operations.

        Volatility in market prices for fuel and power may result from:

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  weather conditions;
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  seasonality;
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  power usage;
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  illiquid markets;
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  transmission or transportation constraints or inefficiencies;
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  availability of competitively priced alternative energy sources;
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  supply/demand imbalances for energy commodities;
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  natural gas, crude oil and refined products, and coal production levels;
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  natural disasters, wars, embargoes and other catastrophic events; and
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  federal, state and foreign energy and environmental regulation and legislation.

        We recently announced a substantial curtailment of our marketing and trading business. We are, however, still exposed to market and price risks associated with existing contracts and contracts that we will enter into in connection with our trading around our physical assets. If the value of these contracts changes in a manner we do not anticipate, it could harm our financial position and reduce our earnings.

Our risk management policies cannot eliminate the risk associated with energy trading activities.

        Our energy trading (including fuel procurement and power marketing) activities expose us to risks of commodity price movements. We attempt to manage our exposure through enforcement of established risk limits and risk management procedures. These risk limits and risk management procedures may not always be followed or may not work as planned and cannot eliminate the risks associated with energy trading activities. As a result, we cannot predict the impact that our energy trading and risk management decisions may have on our business, operating results or financial position.

        While we have significantly limited our trading operations, we still have open trading positions in the market. To the extent open trading positions exist, fluctuating commodity prices and interest rates can improve or diminish our financial results and financial position.

        Our energy trading and risk management activities, including our power sales agreements with counterparties, are expected to continue with regard to our physical assets. These activities rely on projections that depend heavily on judgments and assumptions made by management of factors such as the future market prices and demand for power and other energy-related commodities. These factors become more difficult to predict and the calculations become less reliable the further into the future these estimates are made. Even when our policies and procedures are followed and decisions are made based on these estimates, results of operations may be diminished if the judgments and assumptions underlying those calculations prove to be wrong or inaccurate.

We are subject to risks associated with a changing economic and regulatory environment.

        In response to the occurrence of several recent events, including the September 11, 2001 terrorist attack on the United States, the ongoing war against terrorism by the United States, and the bankruptcy of Enron Corp., the financial markets have been disrupted in general, and the availability and cost of capital for our business and that of our competitors has been at least temporarily harmed. In addition, following the bankruptcy of Enron Corp., the credit rating agencies initiated a thorough review of the negative implications trading operations could have on the capital structure and earnings power of energy companies, including us. While we have significantly limited our trading operations, these events could still constrain the capital available to our industry and could limit our access to funding for our operations. Other factors that generally could affect our ability to access capital include: (1) general economic conditions; (2) market prices for electricity and gas; (3) the overall health of the utility and energy merchant industries; (4) our ability to maintain our investment-grade credit ratings; and (5) our capital structure. Much of our business is capital intensive, and achievement of our long-term growth targets is dependent, at least in part, upon our ability to access capital at rates and on terms we determine to be attractive. If our ability to access capital becomes significantly constrained, our interest costs will likely increase and our financial condition and future results of operations could be significantly harmed.

        Additionally, as part of a response to the bankruptcy of Enron, U.S. and state regulatory commissions have further focused attention on our industry. For example, over 150 energy merchants, including us, have been required to respond to inquiries relating to questionable trading activities by Enron that were recently uncovered through the publication of internal Enron memoranda. After an internal review, we believe that we have not engaged in any of the trading practices identified in such inquiries. Recently, we have received requests from regulatory commissions to provide documents and answer questions in connection with investigations of us and other companies in the energy industry relating to transactions by which companies may have booked revenue that is misleading or were otherwise improper because the transactions were "wash-transactions" or "round-trip trades" undertaken for the purpose of inflating trading volumes and revenue. Although we are preparing our responses to these regulatory agencies, we have conducted a preliminary review of our trading activity for 1999 through 2001 to identify those trades that could have some of the characteristics of "wash-transactions" or "round-trip trades". The trades we have identified accounted for less than one-half of one percent of our trading and marketing revenues during this period. We believe these trades were conducted for legitimate business purposes such as determining market price, depth and direction and to manage the risk of our portfolio due to changing market information, and that none of those trades were "wash-transactions" or "round-trip trades" entered into for the purpose of increasing volumes or revenues.

        We are not able to predict how the current challenges to the energy industry or potential changes in the regulatory environment may directly or indirectly adversely affect our operations and results going forward.

We may not be able to implement our strategy.

        Our strategy includes measures such as cost reductions, sales of assets and other actions to improve our liquidity position and to strengthen our credit ratings. The successful execution of this strategy is subject to future uncertainties, including our ability to sell assets on favorable terms and to operate in a new business environment. Failure to successfully implement this strategy could have a material adverse effect on our liquidity and could increase the chances of a downgrade in our credit ratings.

A downgrade in our credit rating could negatively affect our ability to access capital and/or to operate our power and gas trading businesses.

        Standard & Poor's Corporation (S&P) and Moody's Investor Service (Moody's) rate our senior unsecured debt at BBB (CreditWatch negative) and Baa3 (review for possible downgrade), respectively. On May 20, 2002, Moody's placed the credit ratings of our senior unsecured debt, which is currently one level above a non-investment-grade rating, on review for possible downgrade. If Moody's or S&P were to downgrade our long-term rating, particularly below investment grade, our costs of issuing debt and equity would increase which would diminish our financial results, and it would impair our ability to close our Cogentrix acquisition. In addition, we would likely be required to pay a higher interest rate in future financings, and our pool of investors and funding sources could decrease. If our credit rating is downgraded to non-investment grade by both S&P and Moody's, we could be required to repurchase certain notes totaling $174 million ($80 million in the event of a Moody's downgrade only). A downgrade could also cause parties with whom we transact business to require us to post additional collateral in support of our obligations under certain construction, trading, operating and other contracts.

        We cannot assure you that any of our current ratings will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in its judgment, circumstances in the future so warrant. This offering and our substantially concurrent senior note offering are key components in our overall plan to increase credit quality and avoid non-investment grade ratings.

Parties with whom we have contracts may fail to perform their obligations, which could harm our results of operations.

        While we have limited our marketing and trading operations, we are still exposed to the risk that counterparties that owe us money or energy will breach their obligations. Some of these counterparties are in a challenging financial position. Should the counterparties to these arrangements fail to perform, we may be forced to enter into alternative hedging arrangements or honor underlying commitments at then-current market prices that may exceed our contractual prices, which would cause our financial results to be diminished. Although our estimates take into account the expected probability of default by a counterparty, our actual exposure to a default by a counterparty may be greater than the estimates predict.

We rely on electric transmission facilities that we do not own or control. If these facilities do not provide us with adequate transmission capacity, we may not be able to deliver our wholesale electric power to our customers.

        We depend on transmission facilities owned and operated by other power companies to deliver the power we sell at wholesale. This dependence exposes us to a variety of risks. If transmission is disrupted, or transmission capacity is inadequate, we may not be able to sell and deliver our wholesale products. If a region's power transmission infrastructure is inadequate, our recovery of wholesale costs and profits may be limited. If restrictive transmission price regulation is imposed, the transmission companies may not have sufficient incentive to invest in expansion of transmission infrastructure.

        The FERC has issued electric and gas transmission initiatives that require electric and gas transmission services to be offered separately from commodity sales. Although these initiatives are designed to encourage wholesale market transactions for electricity and gas, access to transmission systems may in fact not be available if transmission capacity is insufficient because of physical constraints or because it is contractually unavailable. We also cannot predict whether transmission facilities will be expanded in specific markets to accommodate competitive access to those markets.

We do not fully hedge against price changes in commodities.

        We enter into contracts to purchase and sell electricity, natural gas and coal as part of our power marketing and energy trading operations and we continue to enter into these contracts to procure fuel. We attempt to manage our exposure by establishing risk limits and entering into contracts to offset some of our positions (i.e., to hedge our exposure to demand, market effects of weather and other changes in commodity prices). However, we do not always hedge the entire exposure of our operations from commodity price volatility. To the extent we do not hedge against commodity price volatility or our hedges are not effective, our results of operations and financial position may be improved or diminished based upon our success in the market.

We may not be able to respond effectively to competition.

        We may not be able to respond in a timely or effective manner to the many changes in the power industry that may occur as a result of regulatory initiatives to increase competition. These regulatory initiatives may include deregulation or reregulation of the electric utility industry in some markets. To the extent that competition increases, our profit margins may be negatively affected. Industry deregulation and privatization may not only continue to facilitate the current trend toward consolidation in the utility industry but also may encourage the disaggregation of other vertically integrated utilities into separate generation, transmission and distribution businesses. As a result, additional competitors in our industry may be created, and we may not be able to maintain our revenues and earnings levels or pursue our growth strategy.

        While demand for power is generally increasing throughout the United States, the rate of construction and development of new, more efficient electric generation facilities may exceed increases in demand in some regional electric markets. The start-up of new facilities in the regional markets in which we have facilities could increase competition in the wholesale power market in those regions, which could harm our business, results of operations and financial condition. In addition, industry restructuring in regions in which we have substantial operations could affect our operations in a manner that is difficult to predict, since the effects will depend on the form and timing of the restructuring.

The different regional power markets in which we compete or will compete in the future have changing transmission regulatory structures, which could affect our performance in these regions.

        Our results are likely to be affected by differences in the market and transmission regulatory structures in various regional power markets. Problems or delays that may arise in the formation and operation of new regional transmission organizations, referred to as "RTOs", may restrict our ability to sell power produced by our generating capacity to certain markets if there is insufficient transmission capacity otherwise available. The rules governing the various regional power markets may also change from time to time which could affect our costs or revenues. Because it remains unclear which companies will be participating in the various regional power markets, or how RTOs will develop or what regions they will cover, we are unable to assess fully the impact that these power markets may have on our business.

        We believe we have complied with all federal regulatory requirements relating to our participation in RTOs. However, our ability to join RTOs remains subject to state regulatory approvals and other contingencies. Accordingly, we are unable to predict the outcome of regulatory actions and proceedings affecting transmission structures or their impact on the timing and operation of RTOs, our transmission operations or future results of operations and cash flows.

Our operating results may be negatively influenced by mild weather.

        We have historically sold less power, delivered less gas and received lower prices for natural gas and natural gas liquids, and consequently earned less income, when weather conditions are milder. We expect that unusually mild weather in the future could diminish our results of operations and harm our financial condition.

There are risks of doing business outside the United States.

        We currently own and may acquire and/or dispose of material energy-related investments and projects outside the United States. Operations in foreign countries can present risks such as currency exchange rate and convertibility, inflation and repatriation risk.

We may not be able to successfully integrate businesses we acquire into our operations.

        Our ability to successfully integrate our Midlands acquisition and our proposed Cogentrix acquisition into our operations will depend on factors including: (1) the adequacy and successful execution of our implementation plans; (2) our ability to achieve desired operating efficiencies; and (3) regulatory approval of the Cogentrix acquisition on favorable terms. If we are unable to successfully integrate these new businesses into our operations, we could experience increased costs and thus lower returns or losses on our investments.

From time to time we are threatened with, or are a party to, disputes, including legal suits and arbitration.

        Currently we are party to a number of disputes, some of which are listed below:

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  On February 19, 2002, we filed a suit against Chubb Insurance Group, the issuer of surety bonds in favor of certain of our long-term gas supply contracts. Previously Chubb had demanded that it be released from its up to $568 million surety obligation or, alternatively, that we post collateral to secure its obligation. We do not believe that Chubb is entitled to be released of its surety obligations or that we are obligated to post collateral to secure its obligations unless it is likely we will default on the contracts. Chubb has not alleged that we are likely to default on the contracts. We believe we will be able to continue to perform on the contracts and that we will prevail in the action.
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  A consolidated lawsuit was filed against us in Delaware Chancery Court in connection with the recombination of Aquila with our Aquila Merchant subsidiary that occurred pursuant to an exchange offer completed in January 2002 raising allegations concerning the lack of independent members on the board of directors of Aquila Merchant to negotiate the terms of the exchange offer on behalf of the public shareholders of Aquila Merchant. The plaintiff's claims for equitable relief were denied by the Delaware Chancery Court in January 2002, and there has been no further activity with the lawsuit. Securities fraud complaints seeking damages based on the same conduct were recently filed against us in federal court. Persons holding certificates formerly representing approximately 1.8 million shares of Aquila Merchant common stock are also pursuing their appraisal rights in connection with the recombination. We do not believe that any of these actions will have an outcome materially adverse to us.

        We cannot assure you that the abovementioned disputes, nor any other dispute in which we are now involved or may become involved, will be decided in our favor. If we do not prevail, such disputes could require us to make substantial payments or take actions that could adversely affect our liquidity and financial condition.

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  EXHIBIT 99.2
FORWARD-LOOKING STATEMENTS